Exhibit 10.7

STANDSTILL AGREEMENT

This Standstill Agreement (the “Agreement”), dated January 19, 2016, is between All West Bancorp, a Utah corporation (“Bancorp”), and Business Funding Group, a New York limited liability company (“BFG”).

WHEREAS, simultaneously with the execution of this Agreement, BFG is acquiring 28,302 shares of Bancorp’s Common Stock, par value $0.001 per share (the “Common Stock”), pursuant to a Stock Purchase Agreement dated January 15, 2016 (the “Purchase Agreement”), between Bancorp and BFG;

WHEREAS, BFG acknowledges that the Bancorp is subject to regulatory requirements governing a change of control and that the Bancorp is only willing to sell shares of stock to BFG upon BFG’s agreement to the terms and conditions set forth herein;

WHEREAS, Bancorp and BFG desire to establish in this Agreement certain conditions of BFG’s relationship with Bancorp;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS; REPRESENTATIONS AND WARRANTIES

SECTION 1.01 Definitions. Except as otherwise specified herein, defined terms used in this Agreement shall have the respective meanings assigned to such terms in the Purchase Agreement. Unless otherwise specified all references to “Days” shall be deemed to be references to calendar days.

SECTION 1.02 Representations and Warranties of Bancorp. Bancorp represents and warrants to BFG as follows:

(a)
The execution, delivery and performance by Bancorp of this Agreement and the consummation by Bancorp of the transactions contemplated by this Agreement and the Purchase Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of Bancorp enforceable against Bancorp in accordance with its terms (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

(b)	The execution, delivery and performance of this Agreement by Bancorp does not and will not contravene or conflict with or constitute a default under Bancorp’s articles of incorporation or by-laws.

SECTION 1.03 Representations and Warranties of BFG.  BFG represents and warrants to Bancorp as follows:

(a)
The execution, delivery and performance by BFG of this Agreement and the consummation by BFG of the transactions contemplated by this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of BFG enforceable against BFG in accordance with its terms (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(b)	The execution, delivery and performance of this Agreement by BFG does not and will not contravene or conflict with or constitute a default under BFG’s certificate of incorporation or by-laws; and
(c)
BFG “beneficially owns” (as such term is defined in Rule 13d-3 under the 1934 Act) 20,685 shares of Common Stock and neither BFG nor any “affiliate” or “associate” (as such terms are defined in Rule 12b-2 under the 1934 Act), owns any other Voting Securities (as defined in Section 2.01 herein) except for any Voting Securities held in any account managed for the benefit of another person by any member of the Financial Services Group (as defined in Section 3.01).

ARTICLE II
TERM

SECTION 2.01 Term. The term (the “Term”) of this Agreement shall commence on the date hereof and shall continue until federal and state regulators approve a change of control of the Bancorp, provided, however, that the provisions of Article IV shall continue without regard to the change of control limitation set forth in this sentence. For the purposes of this Agreement (i) the term “Voting Securities” shall mean any securities entitled to vote generally in the election of directors of Bancorp, or any direct or indirect rights or options to acquire any such securities or any securities convertible or exercisable into or exchangeable for such securities, (ii) the term “Voting Power” shall mean the voting power in the general election of directors of Bancorp, and (iii) the term “Total Voting Power” shall mean the total combined Voting Power of all the Voting Securities then outstanding, including without limitation the Common Stock.

ARTICLE III
STANDSTILL AND VOTING PROVISIONS

SECTION 3.01 Restrictions of Certain Actions by BFG. Subject to Article IV herein, during the Term, BFG will not, and will cause each of its affiliates and associates not to, singly or as part of a partnership, limited partnership, syndicate or other group ( as those terms are used in Section 13(d)(3) of the 1934 Act), directly or indirectly:

(a)
acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any Voting Securities, except pursuant to a stock split, stock dividend, rights offering,  recapitalization, reclassification or similar transaction;

(b)
make, or in any way participate in any “solicitation” of “proxies” to vote (as such terms are defined in Rule 14a-1 under the 1934 Act), solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of any Voting Securities or become a “participant” in any “election contest” (as such terms are defined or used in Rule 14a-11 under the 1934 Act) with respect to Bancorp;

(c)	form, join or encourage the formation of, any “person” within the meaning of Section 13(d)(3) of the 1934 Act with respect to any Voting Securities;
(d)	deposit any Voting Securities into a voting trust or subject any such Voting Securities to any arrangement or agreement with respect to the voting thereof;
(e)
initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to Bancorp as described in Rule 14a-8 under the 1934 Act, or induce or attempt to induce any other person to initiate any stockholder proposal;

(f)
except for this Agreement, seek election to or seek to place a representative on the Board of Directors of Bancorp (other than pursuant to Section 3.02 hereof) or except with the approval of management of Bancorp, seek the removal of any member of the Board of Directors of Bancorp;

(g)	except with the approval of management of Bancorp, call or seek to have called any meeting of the stockholders of Bancorp;
(h)
except through its representatives on the Board of Directors (or any committee thereof) of Bancorp and except as otherwise contemplated by the Transaction Documents otherwise act to seek to control, disrupt or influence the management, policies or affairs, of Bancorp except with the approval of management of Bancorp;

(i)
sell or otherwise transfer in any manner any Voting Securities to any “person” (within the meaning of Section 13(d)(3) of the 1934 Act) who owns or who as a result of such sale or transfer will own more than five percent (5%) of any class of Voting Securities or who, without the approval of the Board of Directors of Bancorp, has proposed a business combination or similar transaction with, or a change of control of, Bancorp or who has proposed a tender offer for Voting Securities or who has discussed the possibility of proposing a business combination or similar transaction with, or a change in control of, Bancorp with BFG or any of its respective affiliates or associates;

(j)
solicit, seek to effect, negotiate with or provide any information to any other party with respect to, or make any statement or proposal, whether written or oral, to the Board of Directors of Bancorp or any director or officer of Bancorp or otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination transaction involving Bancorp, including, without limitation, a merger, exchange offer or liquidation of Bancorp’s assets, or any restructuring, recapitalization or similar transaction with respect to Bancorp; or

(k)
solicit, seek to effect, negotiate or file an application with federal and state banking regulators for a change of control of the Bancorp or proposal whatsoever with respect to, any form of business combination transaction involving a change of control of Bancorp or its subsidiary (the “Bank”), including, without limitation, a merger, exchange offer or liquidation of Bancorp’s or Bank’s assets, or any restructuring, recapitalization or similar transaction with respect to Bancorp or Bank unless and until such action has been approved by Bancorp’ s Board of Directors, in the sole discretion of the Board; or

(l)	instigate or encourage any third party to do any of the foregoing.

If BFG or any of its affiliates or associates owns or acquires any Voting Securities in violation of this Agreement, such Voting Securities shall immediately be disposed of to persons who are not affiliates or associates thereof but only in compliance with the provisions of this Section 3.01; provided, however, that Bancorp may also pursue any other available remedy to which it may be entitled as a result of such violation.

SECTION 3.02 Voting.(a) During the Term, whenever BFG or any of its affiliates or associates shall have the right to vote such Voting Securities, BFG shall (i) be present, in person or represented by proxy, at all stockholder meetings of Bancorp so that all Voting Securities beneficially owned by it and its affiliates and associates shall be counted for the purpose of determining the presence of a quorum at such meetings, and (ii) vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by it and its affiliates and associates in the manner recommended by Bancorp’s Board of Directors, except that during any period or at any time when there shall be in full force and effect a valid order or judgment of a court of competent jurisdiction to the effect that the foregoing provision of this Section 3.02 is invalid, void or unenforceable, then BFG will if so requested by the Board of Directors of Bancorp, vote or cause to be voted all of its Voting Securities beneficially owned by it and its affiliates and associates in the same proportion as the votes cast by or on behalf of the other holders of Bancorp’s Voting Securities.

ARTICLE IV
TRANSFER RESTRICTIONS

SECTION 4.01 Right of First Offer.

(a)
Subject to the provisions of Section 3.01, if BFG desires to transfer any Voting Securities it shall give written notice (“BFG’s Notice”) to Bancorp (i) stating that it desires to make such transfer, and (ii) setting forth the number of shares of Voting Securities proposed to be transferred (the “Offered Shares”), the cash price per share that BFG proposes to be paid for such Offered Shares (the “Offer Price”), and the other material terms and conditions of such transfer. BFG’s Notice shall constitute an irrevocable offer by BFG to sell to Bancorp the Offered Shares at the Offer Price in cash.

(b)
Within 60 Days after receipt of BFG’s Notice, Bancorp may elect to purchase all (but not less than all) of the Offered Shares at the Offer Price in cash by delivery of a notice (“Bancorp’s Notice”) to BFG stating Bancorp’s irrevocable acceptance of the Offer.

(c)
If Bancorp fails to elect to purchase all of the Offered Shares within the time period specified in Section 4.0l(b), then BFG may, within a period of 120 days following the expiration of the time period specified in Section 4.0l(b), transfer (or enter into an agreement to transfer) all or any Offered Shares; provided that if the purchase, price per share to be paid by any purchaser of the Offered Shares is not less than the Offer Price.

(d)
If Bancorp fails to elect to purchase the Offered Shares at the Offer Price within the relevant time period specified in Section 4.0l(b) and BFG shall not have transferred or entered into an agreement to transfer the Offered Shares prior to the expiration of the 120-day period specified in Section 4.0l(c), the right of first offer under this Section 4.01 shall again apply in connection with any subsequent transfer of such Offered Shares.

(e)
Any purchase of Voting Securities by Bancorp pursuant to this Section 4.01 shall be on a mutually determined closing date which shall not be more than 15 days after the last notice is given with respect to such purchase. The closing shall be held at 10:00 a.m., local time, at the principal office of Bancorp, or at such other time or place as the parties mutually agree.

(f)
On the closing date, BFG shall deliver (i) certificates representing the shares of Voting Securities being sold, free and clear of any lien, claim or encumbrance, and (ii) such other documents, including evidence of ownership and authority, as Bancorp may reasonably request. The purchase price shall be paid by wire transfer of immediately available funds no later than 2:00 p.m. on the closing date.

(g)
Notwithstanding the foregoing, BFG agrees not to sale the Voting Securities to any Restricted Person (as defined below) without the prior written consent of Bancorp, which consent may be withheld for any reason or for no reason. BFG gives Bancorp the right to purchase the Offered Shares at the Offer Price (or Reduced Transfer Price, as the case may be) within 90 days from the date of notice from BFG of the proposed sale at which the Restricted Person agreed to purchase the Offered Shares. If Bancorp fails to purchase the Offered Shares within such 90-day period, BFG shall be permitted to proceed with its sale to such Restricted Person in accordance with Section 4.01 (c). “Restricted Person” shall mean a person who is a significant competitor of Bancorp or the Bank or whose ownership of Voting Securities of Bancorp would cause a change in control of Bancorp.

SECTION 4.02 Assignment of Rights. Bancorp may assign any of its rights of first refusal under this Article IV to any person or entity, provided, however, that no such assignment shall relieve Bancorp of any of its obligations pursuant to this Article IV. In the event that Bancorp elects to exercise a right of first refusal under this Article IV, Bancorp may specify in its Exercise Notice ( or thereafter prior to purchase) another such person as its designee to purchase the Voting Securities to which such notice relates.

ARTICLE V
MISCELLANEOUS

SECTION 5.01 Enforcement.

(a)
BFG, on the one hand, and Bancorp, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

(b)
Bancorp and BFG each irrevocably agrees that any legal action or proceeding against it with respect to this Agreement and any transaction contemplated by this Agreement may be brought in the courts of the State of Utah, or of the United States of America for the Northern District of Utah, and by execution and delivery of this Agreement.

SECTION 5.02 Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement and understanding of the parties with respect to the transactions contemplated by such parties and may be amended only by an agreement in writing executed by both parties.

SECTION 5.03 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

SECTION 5.04 Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

SECTION 5.05 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

SECTION 5.06 Notices. All notices, request, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) If to Bancorp, to:
All West Bancorp
820 East 9400 South
Sandy, UT 84094

or to such other person or address as Bancorp shall furnish to BFG in writing;

(b) If to BFG, to:
Business Funding Group, LLC
261 Madison Avenue
New York, New York 10016

or to such other person or address as BFG shall furnish to Bancorp in writing.

All such notices, requests, demands and other communications shall be deemed to have been duly given; at the time of delivery by hand, if personally delivered five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed, when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

SECTION 5.07 Successors and Assigns. This Agreement shall bind the successors and assigns of the parties, and inure to the benefit of any successor or assign of any of the parties, provided that no party may assign this Agreement without the other party’s prior written consent, except that Bancorp may assign certain of its rights as set forth in Section 4.03 hereof,
SECTION 5.08 Governing Law.  This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without giving effect to the conflict of laws principles thereof.
SECTION 5.09 Conversion to Preferred Shares. BFG acknowledges that Bancorp is subject to regulatory restraints that prohibit a change of control without the approval of federal and state bank regulators having jurisdiction over the Bancorp and its subsidiary, Accordingly, if at any time during the Term of this Agreement, the number of shares of Common Stock held by BFG will give rise to or result in an unauthorized change in control of the Bancorp, BFG hereby agrees that immediately prior to such unauthorized change of control, shares of Common Stock held by BFG shall be automatically converted into shares of the Bancorp’s Preferred Stock without any action or any approval by either BFG or Bancorp other than this Agreement. The number of shares of Common Stock so converted into Preferred Stock shall be equal to the minimum number of shares required to avoid the unauthorized change of control.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.
ALL WEST BANCORP

By:
Its:	CEO/President

BUSINESS FUNDING GROUP, LLC

By:
Its:	Managing Member